Exhibit 99.1

Harbin Electric Third Quarter 2007 Results Boosted By Growth in Existing and New Businesses

Highlights:

--	Total revenues for the quarter rose to $18.5 million from $9.8 millionin the third quarter of 2006, a growth of 88% year-over-year

--	Net income grew 11% year-over-year to $4.8 million, compared to $4.3 million in the third quarter of 2006

--	Diluted earnings per share were $0.26 for the quarter, up 8% compared to $0.24 for the same quarter of last year

HARBIN, China, Nov. 14 /Xinhua-PRNewswire-FirstCall/ -- Harbin Electric, Inc. (or “the Company”, Nasdaq: HRBN), a technology-oriented market leader in product development and integrated production tailored to customer applications in linear motors, motor/controller automation systems, specialty micro-motors for automobile interior applications and other specialty micro-motors, today reported its financial results for the third quarter ended September 30, 2007.

Financial Highlights for the Third Quarter 2007

	Three Months Ended September 30, 2007	Three Months Ended September 30, 2006	YoY% Change

Revenue	$18,500,038	$9,817,053	88%
Gross Profit	$9,061,691	$4,804,497	89%
Gross Profit Margin	49%	49%
Operating Income	$7,062,313	$2,772,657	155%
Operating Margin	38%	28%
Net Income	$4,764,622	$4,283,156	11%
Net Profit Margin	26%	44%
Diluted EPS	$0.26	$0.24	8%

Total revenues in the third quarter of 2007 grew to $18.5 million from $9.8 million in the same quarter of 2006, representing a year-over-year growth of 88%. This significant growth was primarily driven by increased sales from new products, new customers, and the contribution from the acquisition of Harbin Taifu Auto Electric Co., Ltd., a manufacturer of specialty micro-motors for automobile interior applications that the Company acquired in July 2007.
This was the first quarter reflecting the contribution from this acquisition, which contributed approximately $5.2 million to the total revenues, representing 27% of this quarter's sales.

Gross profit rose 89% year-over-year to $9.1 million compared to $4.8 million for the same period last year. The automobile interior specialty micro-motors business, which results from the integration of the Company's previous specialty auto micro-motors with Harbin Taifu Auto Electric Co., Ltd., also contributed to total gross profit in this quarter. The gross profit margin as a percentage of revenues remained stable year-over-year at 49%.
The Company generated net income of $4.8 million in the quarter, 11% higher compared to $4.3 million in the same quarter of last year with higher sales partially offset by amortization expenses of debt discount and interest expense on the $50 million notes issued in August 2006.

The Company's total operating expense as a percentage of sales declined substantially year-over-year to 10.8% for the third quarter of 2007 from 20.7% for the third quarter of 2006, reflecting the Company's cost control efforts and improved efficiency given the substantial year-over-year revenue growth.

Non-cash amortization expenses of the debt discount for the quarter were $1.13 million. There were no such expenses in the same quarter of the previous year. This non-operating charge reduced third quarter earnings by $0.06 per diluted share. This expense was due to the amortization of the debt discount for the $50 million notes issued on August 30, 2006. Excluding this non-cash item, the third quarter earnings per diluted share would have been $0.32. Interest expense reduced earnings by approximately $0.11 per diluted share.

Net earnings per diluted share rose 8% to $0.26 from $0.24 in the third quarter of 2006.

Financial Highlights for the Nine Months Ended September 30, 2007

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006	YoY% Change
Revenue	$46,115,945	$28,407,056	62%
Gross Profit	$23,139,989	$13,879,024	67%
Gross Profit Margin	50%	49%
Operating Income	$17,726,931	$9,589,577	85%
Operating Margin	38%	34%
Net Income	$12,724,441	$11,755,399	8%
Net Profit Margin	28%	41%
Diluted EPS	$0.70	$0.61	15%

For the nine months ended September 30, 2007, the Company generated total revenues of $46.1 million versus $28.4 million for the nine months ended September 30, 2006, representing a 62% year-over-year growth driven by increased sales to existing and new customers and by contribution from the acquisition of Harbin Taifu Auto Electric Co., Ltd. completed in July this year. Approximately $5.2 million was attributable to customers from the acquisition of Harbin Taifu Auto Electric Co., Ltd.

The Company's net income was $12.7 million for the nine month period ended September 30, 2007, an 8% increase compared to $11.8 million for the same period of the prior year, primarily due to higher sales which were partially offset by higher SG&A expenses, amortization expenses of debt discount and interest expenses.

Net earnings per diluted share were $0.70 for the nine month period ended September 30, 2007, a 15% increase compared to $0.61 for the same period of last year. Non-cash amortization expenses of the debt discount for the nine month period ended September 30, 2007 totaled $3.4 million and reduced earnings for the period by $0.19 per diluted share, while there were no such amortization expenses in the corresponding period of last year. Interest expense on the debt reduced earnings by $0.22 per diluted share year-to-date while there was no interest expense for the same period last year.

"We continued to deliver strong growth in revenues and earnings during the quarter, demonstrating once again the Company's effectiveness in executing our growth strategies," said Harbin Electric Chairman and Chief Executive Officer Tianfu Yang. "Particularly worth noting is that the Company's operating income reached $7.1 million, more than doubled compared to $2.8 million for the same quarter of 2006, reflecting the operational excellence we have achieved year-over-year."

"During the quarter, we have announced the appointment of Mr. Kanenori Okawa, an expert in electric motor technology and manufacturing processes and former Chief Technology Advisor of Nittoku Engineering Co., Ltd., Japan, as the Company's Chief Technology Officer. Ms. Lanxiang Gao, an expert in the research and development of specialty micro-motors, also joined the management team as Chief Operating Officer of our wholly-owned subsidiary - Shanghai Tech Full Electric Co., Ltd. We also welcomed Mr. Toshikatsu Asai, an expert in manufacturing processes and technologies of electric motors, to be primarily in charge of the manufacturing processes of the Company's automobile interior specialty micro-motors product line," Mr. Yang added. "With these new appointments, we have further diversified the skills and increased the global expertise of our management team. We are confident that we have built a strong management team that can lead the Company's business into a bright future. I believe that our strong third quarter is a reflection of the combined efforts and leadership of our management team."

Mr. Yang continued, "I am also very satisfied with the integration of Harbin Taifu Auto Electric Co., Ltd. We completed this acquisition in July 2007 and our automobile specialty micro-motors business started immediately to significantly contribute to our total revenues and earnings in this quarter. Given what I have just said that we have built a management team with strong and diverse technical and management skills, we are confident that we are well on our way to reach the growth target we set for the business - delivering $200 million in total sales in automobile interior specialty micro-motors business by the year 2010."

About Harbin Electric, Inc.:
Harbin Electric, headquartered in Harbin, China, is the market leader in linear motors, motor/controller automation systems, specialty micro-motors for automobile interior applications, and other specialty micro-motors and is the first and currently, to our knowledge, the only Chinese company to provide product development and integrated production tailored to customer applications. The Company is highly technology-oriented with a focus on innovation, creativity, and value-added products and is environmentally conscious and socially responsible. It provides its customers with energy efficient products and its employees with friendly working and living conditions, competitive compensation, and reasonable work schedules. One of the Company's greatest assets is its strong R&D capability achieved by recruiting talent worldwide and through collaboration with top scientific institutions. Its ISO certified manufacturing facility is equipped with state-of-the-art production lines and quality control systems to ensure product quality. Driven by advantages in closer customer relationships, better understanding of local markets and customer needs, and lower production cost, the Company is able to outperform its competition, which is mainly foreign, and has steadily improved its competitive position in the domestic linear motor market. With fast economic growth in China and favorable government policies, Harbin Electric has formulated and is in execution of a multi-faceted growth strategy to expand the business into the linear motor systems for urban mass transportation and rotary motors with a clear focus on providing high-end, energy efficient products. To learn more about Harbin Electric, visit http://www.harbinelectric.com.

Safe Harbor Statement
The actual results of Harbin Electric, Inc. could differ materially from those described in this press release. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in the Company's periodic filings with the U.S. Securities and Exchange Commission, including the factors described in the section entitled "Risk Factors" in its quarterly report on Form 10-QSB for the quarter ended June 30, 2007. The Company does not undertake any obligation to update forward-looking statements contained in the press release. This press release contains forward-looking information about the Company that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company's future performance, operations and products.

-- TABLES FOLLOW --

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2007 AND DECEMBER 31, 2006

	SEPTEMBER 30, 2007	DECEMBER 31, 2006
	UNAUDITED
ASSETS

CURRENT ASSETS:
Cash	$61,060,638	$67,313,919
Accounts receivable, net of allowance for doubtful accounts of $46,359 and $44,552 as of September 30, 2007 and December 31, 2006, respectively	12,521,547	8,827,799
Inventories	1,876,962	583,287
Other receivables	452,897	148,243
Other receivables - related parties	5,069	44,998
Advances on inventory purchases	1,781,398	834,590
Total current assets	77,698,511	77,752,836

PLANT AND EQUIPMENT, net	18,499,903	9,219,534

OTHER ASSETS:
Debt issue costs, net of amortization	2,183,661	2,757,155
Advances on equipment purchases	12,922,994	—
Advances on intangible assets	1,347,340	1,487,120
Intangible assets, net of accumulated amortization	6,117,619	640,337
Other assets	508,008	1,101,839
Deposit in derivative hedge	1,017,524	—
Total other assets	24,097,146	5,986,451
Total assets	$120,295,560	$92,958,821
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$520,461	$258,911
Other payables	379,936	406,520
Other payables - related party	33,641	—
Accrued liabilities	165,168	107,263
Customer deposits	724,395	319,261
Taxes payable	779,987	556,943
Interest payable	—	1,122,000
Total current liabilities	2,603,588	2,770,898

NOTES PAYABLE, net of debt discount $18,011,302 and $21,410,401 as of September 30, 2007 and December 31, 2006, respectively	31,988,698	28,589,599

FAIR VALUE OF DERIVATIVE INSTRUMENT	7,047,406	—

WARRANT LIABILITIES	—	16,568,080

Total liabilities	41,639,692	47,928,577
COMMITMENTS AND CONTINGENCIES	—	—
SHAREHOLDERS' EQUITY:
Common Stock, $0.00001 par value, 100,000,000 shares authorized, 17,667,995 and 16,600,451 shares issued and outstanding	177	166
Paid-in-capital	42,597,639	12,252,064
Retained earnings	32,593,816	26,222,408
Statutory reserves	4,523,715	4,523,715
Accumulated other comprehensive income	(1,059,479)	2,031,891
Total shareholders' equity	78,655,868	45,030,244
Total liabilities and shareholders' equity	$120,295,560	$92,958,821

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
(UNAUDITED)

	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2007	2006	2007	2006

REVENUES	$18,500,038	$9,817,053	$46,115,945	$28,407,056
COST OF SALES	9,438,347	5,012,556	22,975,956	14,528,032
GROSS PROFIT	9,061,691	4,804,497	23,139,989	13,879,024
RESEARCH AND DEVELOPMENT EXPENSE	298,524	397,074	751,883	1,223,828
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,700,854	1,634,766	4,661,175	3,065,619

INCOME FROM OPERATIONS	7,062,313	2,772,657	17,726,931	9,589,577

Other (income)expense, net	(2,388)	697,040	(11,698)	643,893
Non-operating (income), net	(11,074)	—	(774,482)	—
Realized (gain)on sale of marketable securities	—	—	—	(571,143)
Interest expense (income), net	2,236,255	(26,569)	5,713,372	(57,602)
Change in fair value of warrant	—	(2,180,970)	—	(2,180,970)
OTHER EXPENSE (INCOME), NET	2,222,793	(1,510,499)	4,927,192	(2,165,822)

INCOME BEFORE PROVISION FOR INCOME TAXES	4,839,520	4,283,156	12,799,739	11,755,399

PROVISION FOR INCOME TAXES	75,298	—	75,298	—
NET INCOME	4,764,222	4,283,156	12,724,441	11,755,399

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	1,638,750	407,742	3,956,036	730,097
Change in fair value of derivative instrument	(3,945,951)	—	(7,047,406)	—
Adjustment for gain on sales of marketable securities	—	—	—	(587,171)

COMPREHENSIVE INCOME	$2,457,021	$4,690,898	$9,633,071	$11,898,325

BASIC
Weighted average number of shares	17,226,880	16,600,451	16,810,065	16,600,451
Earning per share	$0.28	$0.26	$0.76	$0.71

DILUTED
Weighted average number of shares	18,632,246	17,495,254	18,215,411	19,235,134
Earning per
Share	$0.26	$0.24	$0.70	$0.61

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED)

	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,724,441	$11,755,399
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation	505,270	180,438
Amortization of intangible assets	241,351	34,402
Amortization of debt issuance costs	573,494	—
Amortization of debt discount	3,399,099	—
Gain on derivative instrument	(554,602)	—
Realized gain on sale of marketable securities	—	(571,143)
Change in fair value of warrants	—	(2,180,970)
Stock based compensation	705,722	701,918
Change in assets and liabilities
Accounts receivable	(1,880,732)	(3,540,547)
Inventories	(988,989)	894,533
Other receivables	(245,486)
Other receivables related parties	40,889	—
Advances on inventory purchases	(894,067)	769,575
Other assets	782,288	(3,134,032)
Accounts payable	311,989	773,880
Other payables	(43,442)	—
Other payables - Related Party	24,589	—
Accrued liabilities	52,785	—
Customer deposits	98,927	429,661
Taxes payable	196,511	—
Net cash provided by operating activities	15,050,037	6,113,114

CASH FLOWS FROM INVESTING ACTIVITIES:
Advances on equipment purchases	(12,536,210)	—
Additions to intangible assets	(2,282,885)	—
Additions to plant and equipment	(7,384,918)	(534,113)
Proceed from cross currency hedge	554,602	—
Proceeds from sale of marketable securities	—	1,093,165
Net cash (used in) provided by investing activities	(21,649,411)	559,052

CASH FLOWS FINANCING ACTIVITIES:
Proceeds received from conversion of warrants	218,750	—
Deposit to secure derivative instrument	(1,000,000)	—
Capital contribution	—	39,081
Net proceeds from debt issued	—	47,462,700
Interest payable	(1,122,000)	277,778
Net cash (used in) provided by financing activities	(1,903,250)	47,779,559

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	2,249,343	403,025

(DECREASE) INCREASE IN CASH	(6,253,281)	54,854,750

CASH, beginning of period	67,313,919	5,739,019

CASH, end of period	$61,060,638	$60,593,769

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest expense	$4,578,780	$—

Cash paid for income taxes	$14,009	$—

For investor and media inquiries, please contact:

Harbin Electric, Inc.
Tel: +86-451-8611-6757
Email: MainlandIR@Tech-full.com

cQuest, a Christensen Affiliate
Christy Shue
Tel: +1-917-576-2209
Email: cshue@ChristensenIR.com

Source Harbin Electric Inc.